Exhibit 99.1

Laser Photonics Reports First Quarter 2026 Financial Results

Laser Shield Anti-Drone System Selected by U.S. Department of War; Company Fortifies Balance Sheet and Simplifies Capital Structure Through Strategic Warrant Inducements

ORLANDO, FL – June 11, 2026 – Laser Photonics Corporation (NASDAQ: LASE) (“Laser Photonics” or the “Company”), a global leader in laser systems for industrial and defense applications, today reported financial results for the first quarter ended March 31, 2026.

Key First Quarter Fiscal 2026 and Subsequent Operational Highlights:

Defense breakthrough with the U.S. Department of War. The Company’s Laser Shield Anti-Drone System (LSAD), developed with affiliate Fonon Technologies, advanced from prototype to formal government recognition, selected by the U.S. Department of War under the MEIA “Vulcan” Call for Solutions as a top submission in the Counter-C5ISR-T category and invited to a technical exchange with government engineers. LSAD was also showcased at Special Operations Forces (SOF) Week 2026 and the Capitol Hill Defense Outlook Summit, generating strong engagement across multiple Program Executive Offices.

Launched a new DefenseTech product line. Together with Fonon Technologies, the Company introduced a family of DefenseTech laser systems for military maintenance, repair and overhaul (MRO) and logistics — including the Missile Laser Rust Inhibitor (MLRI), portable Marlin laser cleaners, the Blaster Cabinet 4020, and a compact marking laser — and demonstrated successful validation of its DefenseTech laser cleaning systems in a defense MRO environment.

Expanded commercial momentum and entered medical device manufacturing. New orders spanned pharmaceutical, medical device, energy, and industrial markets, including a $0.25 million custom laser-drilling system order from Johnson & Johnson marking the Company’s entry into medical device manufacturing, a $0.5 million order from a U.S. power utility, a $0.5 million CMS laser system for a medical device manufacturer, an OEM-customized marking system for a European industrial project, and a repeat CleanTech® deployment with Cummins.

Strengthened the balance sheet and regained Nasdaq compliance. The Company generated approximately $6.1 million in net proceeds during the quarter from its February 2026 public offering and subsequent warrant exercises and inducements — plus approximately $3.6 million more subsequent to quarter close in April 2026 — and used the proceeds to repay all past-due notes payable.

Completed manufacturing consolidation. Consolidated all manufacturing operations into the Company’s state-of-the-art Lake Mary, Florida facility, a move expected to generate nearly $1 million in annualized cost savings and simplify the Company’s cost structure heading into 2026.

Management Commentary

Wayne Tupuola, Chief Executive Officer of Laser Photonics, commented: “The first quarter was a period of decisive strategic and financial progress, even as the timing of equipment deliveries weighed on near-term revenue. We meaningfully strengthened our balance sheet, raising approximately $6.1 million in net proceeds during the quarter and roughly $3.6 million more in April, which allowed us to repay all of our past-due debt and strengthen our working capital position. With a simpler capital structure and our manufacturing now consolidated into our state-of-the-art facility in Lake Mary, we are a leaner and more focused organization than we were a year ago.

“Our most exciting progress is in defense. Our Laser Shield Anti-Drone System, developed with Fonon Technologies, was selected by the U.S. Department of War under the MEIA Vulcan Call for Solutions as a top submission in the Counter-C5ISR-T category, earning an invitation to a technical exchange with government engineers. Combined with the launch of our new DefenseTech product line for military maintenance and logistics and strong engagement at SOF Week 2026, we believe defense represents a significant and durable growth vector for the Company.

“While first quarter revenue reflected the timing of customer projects and equipment deliveries, our order book continued to build, with contract liabilities and deferred revenue rising to approximately $4.2 million combined at quarter-end. We also expanded into medical device manufacturing with an initial order from Johnson & Johnson and added key leadership, including our new Chief Financial Officer, Roman Franklin. We enter the balance of 2026 with a stronger foundation, a growing defense pipeline, and clear priorities to convert our backlog into higher-margin revenue,” concluded Tupuola.

First Quarter 2026 Financial Results

Total net sales for the first quarter of 2026 were $0.9 million, as compared to $2.3 million in the same year-ago quarter. The decrease was primarily attributable to lower equipment deliveries during the period and the timing of customer purchasing decisions, project execution schedules, and revenue recognition milestones.

Gross loss for the first quarter of 2026 was $0.4 million, as compared to gross profit of $0.9 million in the same year-ago quarter. The decline primarily reflected the lower sales volume relative to the Company’s manufacturing cost base, including production costs that were under-absorbed at reduced revenue levels.

Total operating expenses for the first quarter of 2026 were $2.4 million, essentially flat as compared to $2.5 million in the same year-ago quarter, reflecting continued cost discipline.

Net loss for the first quarter of 2026 totaled $2.9 million, or $(0.11) per basic and diluted share, compared to a net loss of $1.7 million, or $(0.12) per share, in the same year-ago quarter.

The Company ended the quarter with $1.6 million in cash, up from $0.7 million at December 31, 2025. During the quarter, the Company repaid all past-due notes payable, including related-party borrowings, and strengthened its working capital position. In April 2026, the Company raised an additional $3.6 million in net proceeds through further warrant inducements.

About Laser Photonics Corporation

Laser Photonics Corporation (NASDAQ: LASE) is a global leader in laser systems for industrial and defense applications. The Company develops and manufactures advanced laser technologies used in cleaning, surface preparation, and precision material processing across demanding operating environments. Laser Photonics serves a broad range of end markets, including defense and government, aerospace, energy, maritime, automotive, and advanced manufacturing. Through a combination of internal development, strategic acquisitions, and partnerships, the Company continues to expand its product portfolio and address new applications where performance, efficiency, and environmental considerations are critical. For more information, please visit laserphotonics.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws. These statements are based on current expectations as of the date of this press release and involve risks and uncertainties that may cause results to differ materially from those indicated by these forward-looking statements. These forward-looking statements include, among other things, statements regarding our preliminary internal financial information, which is unaudited, subject to completion of our financial closing and audit procedures and may differ materially from our actual results. These risks and uncertainties include, but are not limited to, the impacts of federal government funding disruptions and shutdowns on our contracts, operations, capital-raising activities, and strategic initiatives. We encourage readers to review the “Risk Factors” in our Registration Statement and other filings with the Securities and Exchange Commission for a comprehensive understanding. Laser Photonics Corp. undertakes no obligation to revise or update any forward-looking statements, except as required by applicable laws or regulations, to reflect events or circumstances after the date of this press release.

Investor Relations Contact:

Lucas A. Zimmerman & Ian Scargill

MZ Group - MZ North America

(262) 357-2918

LASE@mzgroup.us

www.mzgroup.us